               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to the  incorporation  by  reference  in  this  Post-Effective
Amendment  No. 47 to  Registration  Statement  No.  2-76547  on Form N-1A of our
report  dated  February  8,  2007,  relating  to the  financial  statements  and financial  highlights  of  Oppenheimer  Core Bond Fund,  appearing in the Annual
Report on Form N-CSR of Oppenheimer  Integrity Funds for the year ended December
31, 2006, and to the references to us under the headings "Independent Registered
Public  Accounting  Firm"  in  the  Statement  of  Additional   Information  and
"Financial  Highlights" in the Prospectus,  which are part of such  Registration
Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2007